UNITED STATES SECURITIES AND EXCHANGES COMMISSION

                        Washington D.C. 20549
                        ________________________

                                Form 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                           January 3, 1997

                  Commission file number  33-86242

                        ProtoSource Corporation
       (exact name of registrant as specified in its charter)

		California			                             		77-0190772
	(State of other jurisdiction of			        (IRS Employer
	  Incorporation of organization)			         Identification No.)

                        2300 Tulare Street, Suite 210
                        Fresno, California 93721
         (address of principal executive offices, zip code)

Registrant's telephone number, including area code:  (209) 486-8638

                        2580 West Shaw
                        Fresno, California  93711
 (Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On January 3, 1997, the Company sold the remaining assets of the Classic line of products ("Classic Line") to SSC Technologies, Inc. ("SSC") for $770,850 evidenced by a promissory note bearing interest at 10% per annum payable in January 2007 and the assumption by SSC of all of the liabilities of the Classic Line. Under the terms of the asset sales agreement for the Classic Line (the "Divestiture Agreement"), the Company purchased 25% of the outstanding common stock of SSC for $500,000 in cash and the remaining 75% of the outstanding common stock was issued to the former management team of ProtoSource, including Charles T.
Howard, David L. Green, Ding Yang and Steven L. Wilson, all of whom simultaneously resigned as officers and directors of the Company (the "SSC Principals"). As a part of the Divestiture Agreement, the SSC Principals also (i) canceled 857,140 shares of Convertible Preferred Stock held by them which were previously exercisable into an equal number of shares of Common Stock, (ii) agreed (except for Mr. Robinson) not to sell an aggregate of 457,144 shares of Common Stock owned by them until October 1999 except with the written consent of Andrew, Alexander, Wise & Company, Incorporated ("AAWC"), a consultant to the Company, (iii) agreed to assume a portion of the Company's capital lease obligation in connection with its former corporate offices located at 2580 West
Shaw, Fresno, California 93711, and (iv) personally guaranteed on a joint and several basis the $770,850 promissory note issued by SSC to the Company and all other obligations of SSC to the Company.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	 (c) 	Exhibits:

        10.12  Divestiture agreement


                             SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                         	PROTOSOURCE CORPORATION
						                                         (Regristrant)

                                 					    By: /s/ Andrew Chu
						                                        Andrew Chu
	                                       			 		Chief Financial Officer

Dated:	January 16, 1997

Exhibits 10.12










                           DIVESTITURE AGREEMENT


                          dated, December __, 1996

                                by and between


                         PROTOSOURCE CORPORATION,
                         a California corporation
                              (the "Seller"),

                                    and

                         SSC TECHNOLOGIES, INC.,
                        a California corporation
                                 ("Buyer")

TABLE OF CONTENTS


                                                             	Page


Section 1. Definitions	                                         2

Section 2. Divestiture Price; Closing; Transfer of Assets;
Payment of Purchase Price and Assumption of  Liabilities;
Consistent Treatment	                                           6
	 2.1.	 Divestiture Price	                                      6
	 2.2.	 Closing Date	                                           7
	 2.3.	 Transactions at Closing	                                7
		2.3.1. Transfer of Assets	                                    7
		2.3.2. Payment of Divestiture Price and Assumption of
         Liabilities	                                           7
	 2.4.	 Consistent Treatment	                                   7

Section 3. Representations, Warranties, Certain Agreements
       	 	 and Covenants of Buyer	                              8
	 3.1.	 Organization                                         	  8
	 3.2.	 Authority                                            	  8
	 3.3.	 Consents	                                               8
	 3.4.	 Litigation                                           	  8

Section 4. Representations, Warranties, Certain Agreements
       	 	 and Covenants of the Seller	                         8
	 4.1.	 Organization	                                           8
	 4.2.  Due Authorization	                                      8
	 4.3.	 Ownership                                            	  9
	 4.4.	 Title	                                                  9
	 4.5.	 Balance Sheet                                        	  9
	 4.6.	 Inventories	                                           10
	 4.7.	 Certain Contracts                                    	 10
	 4.8.  Fixed Assets	                                          10
	 4.9.  Intangible Rights                                    	 10
 	4.10. Litigation                                           	 11
	 4.11. Employees	                                             11
 	4.12. Default	                                               12
 	4.13. Material Adverse Change                              	 12
 	4.14. Consents                                             	 13
 	4.15. Environmental	                                         13
 	4.16. Real Property	                                         13
 	4.17. Tax Matters	                                           14
 	4.18. Insurance                                            	 14
 	4.19. Compliance; Governmental Authorizations; OSHA	         15
 	4.20. Accounts and Notes Receivable	                         15
 	4.21. Customers and Suppliers	                               16
 	4.22. Miscellaneous Assets	                                  16
 	4.23. Disclosures                                            16

Section 5. Employee Pension and Other Benefit Plans and
         	 Programs	                                           16

Section 6. Pre-Closing Covenants of Buyer                    	 16
 	6.1.  Corporate and Other Action                           	 16
 	6.2.  Consents and Approvals                               	 16
 	6.3.  Confidentiality	                                       16

Section 7. Pre-Closing Covenants of the Seller	                17
 	7.1.	 Corporate and Other Actions	                           17
	 7.2.	 Consents and Approvals	                                17
	 7.3.	 Access to Information	                                 17
	 7.4.  Ordinary Course of Business	                           17

Section 8. Prorated Taxes, Brokerage Fees, Product Liability
           Claims, Expenses and Sales Taxes and Other Taxes	   17
	 8.1.  Proration of Taxes	                                    18
	 8.2.  Brokerage Fees	                                        18
	 8.3.  Product Liability	                                     18
	 8.4.  Expenses	                                              18
	 8.5.  Sales and Other Taxes	                                 18

Section 9. Conditions                                        	 19
	 9.1.    Conditions to Obligations of the Seller            	 19
		9.1.1.  Performance of Agreements and Covenants	             19
	 9.1.2.  Truth of Representations and Warranties. 	           19
	 9.1.3.  Opinions of Counsel	                                 19
	 9.1.4.  Payment of Purchase Price and Assumption
          of Liabilities	                                      20
	 9.1.5.  No Actions or Proceedings	                           20
		9.1.6.  Proceedings Satisfactory to the Seller	              20
	 9.2.  Conditions to Obligations of Buyer	                    20
		9.2.1.  Performance of Agreements and Covenants	             20
		9.2.2.  Truth of Representations and Warranties 	            20
		9.2.3.  Updated Schedules	                                   20
		9.2.4.  No Actions or Proceedings	                           21
		9.2.5.  Consents Obtained                                  	 21
		9.2.6.  Deliveries by the Seller at Closing                	 21
		9.2.7.  Proceedings Satisfactory to Buyer	                   21

Section 10.  Non-Competition	                                  22

Section 11.  Post Closing Covenants of Buyer                 	 22
 	11.1.   Liabilities	                                         22
 	11.2.   Availability of Records	                             22
	 11.3.   Use of Trade or Service Marks	                       23

Section 12.  Statement of Source and Use of Funds.           	 23
 	12.1.   Statement of Source and Use of Funds                 23
	 12.2.   Resolution	                                          23
	 12.3.   Settlement of Accounts	                              24

Section 13.  Indemnification, Survival and Termination       	 24
 	13.1.   Indemnification by the Seller                        24
 	13.2.   Indemnification by Buyer	                            25
	 13.3.   Survival	                                            25
	 13.4.   Termination	                                         26
		13.4.1.  With the mutual consent of Buyer and the
           Seller	                                             26
		13.4.2.  By the Seller	                                      26
		13.4.3.  By Buyer	                                           26

Section 14.  Miscellaneous	                                    26
 	14.1.   Assignment                                         	 26
	 14.2.   No Press Release Without Consent	                    26
	 14.3.   Severability                                       	 27
	 14.4.   Entire Agreement                                   	 27
	 14.5.   No Third Party Beneficiaries	                        27
 	14.6.   Waiver                                             	 27
 	14.7.   Governing Law	                                       27
	 14.8.   Headings	                                            27
	 14.9.   Counterparts	                                        27
 	14.10.  Choice of Forum	                                     27
 	14.11.  Further Documents                                  	 27
	 14.12.  Notices	                                             28

	DIVESTITURE AGREEMENT



	THIS AGREEMENT, dated, December __, 1996, is entered into by and between ProtoSource Corporation, a California corporation (the "Seller"), and
SSC Technologies, Inc., a California corporation (the "Buyer").

	IT IS AGREED as follows:


	Section 1. Definitions. The following terms have the following meanings when used herein:

	"Agreement" means this Divestiture Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

	"Assets" means the Software Division, Computer Training Center Division and
Market Street Division, including without limitation:

		(a)	all assets reflected on the Balance Sheets and supplies owned by the Seller for use in the Software Division, Computer Training Center
Division and Market Street Division (except inventory and supplies disposed of or used in the ordinary course of business as of August 31, 1996);

		(b)	all accounts and notes receivable of the Seller relating to the
Software Division, Computer Training Center Division and Market Street Division
listed on Schedule 4.20, which schedule will be updated on the Closing Date to reflect all accounts and notes receivable of the Seller relating to the
Software Division, Computer Training Center Division and Market Street
Division existing on the Closing Date;

		(c)	inventory, stock in trade, work-in-progress, and raw materials relating to the Software Division, Computer Training Center Division and Market
Street Division existing on the Closing Date;

		(d)	all sales order files, engineering order files, purchase order files, manufacturing records, customer lists and business files of the Seller relating exclusively to the Software Division, Computer Training Center Division and
Market Street Division;

		(e)	all intellectual property rights including the Software Division,
Computer Training Center Division and Market Street Division, trade secrets, know-how, trade names (with the exception of the tradename "ProtoSource"), copyrights and copyright registrations, service marks and trademarks (including applications and registrations therefor), patents and patent applications, software and software documentation, and all other licenses to or from third parties with respect to the foregoing or rights related thereto used in the
Software Division, Computer Training Center Division and Market Street
Division, including such rights as the Seller may have to sue for past infringement or misappropriation thereof;

		(f)	all right and interest of the Seller to or in all agreements, options, contracts, distributor agreements, office equipment leases, instruments, purchase orders, sales orders, bids, and product liability insurance policies and contracts, if any relating exclusively to the Software Division,
Computer Training Center Division and Market Street Division Businesses;

		(g)	all computer programs and like property, and all records thereof owned by the Seller used exclusively in the Software Division, Computer
Training Center Division and Market Street Division;

		(h)	all machinery, equipment, tooling, dies and castings of the Seller used exclusively in the Software Division, Computer Training Center Division
and Market Street Division;

		(i)	any claims, demands, causes of action, judgments and pending litigation as to which the Seller is a claimant, plaintiff, judgment creditor or beneficiary, relating to or arising out of the Software Division, Computer
Training Center Division and Market Street Division;

		(j)	that certain five-year lease on the Pavilion West shopping center and used exclusively in the Software Division, Computer Training Center
Division and Market Street Division, including all plants, buildings and other improvements(leasehold or otherwise) thereon and including, without limitation, that property listed on Schedule 4.16;

		(k)	goodwill and going concern value related to the Software
Division, Computer Training Center Division and Market Street Division Businesses; and

	"Balance Sheet" means the consolidated balance sheets of the Software Division, Computer Training Center Division and Market Street Division, as of August 31, 1996 attached hereto as Exhibit A.

	"Buyer" has the meaning specified above.

	"Computer Training Center Business" means the business conducted by the Computer Training Center Division of ProtoSource Corporation.

	"Computer Training Center Division" means the Computer Training Center Division of ProtoSource Corporation.

	"Closing Balance Sheet" has the meaning assigned to it in Section 12.1.

	"Closing Date" and "Closing" refer to the date, time, and place for transactions described in Section 2.2 and the closing therein referred to.

	"Code" means the Internal Revenue Code of 1986, as amended.

	"Excluded Assets" means:

		(a)	all assets of the Seller related to all state, local and Federal taxes including but not limited to income, sales or use, franchise, payroll and property taxes, and prepaid insurance; and

		(b)	any cash in excess of the amount reflected on the Balance Sheet or any insurance policy coverages and other services furnished to or for the benefit of the Software Division, Computer Training Center Division, and
Market Street Division by the Seller or any of its subsidiaries.

		(c)	All assets related to the Internet division of Seller, the principal building, improvements and certain computer equipment and furnishings that the
Divested Divisions will lease from the Seller, including all bank accounts and all other assets.

	"Excluded Liabilities" means:

		(a)	any intercompany or intracompany payable and receivable
balances between the Seller, or any of its subsidiaries and the Software Division, Computer Training Center Division, and Market Street Division;

		(b)	any sales, use, transfer or other tax or recording cost imposed upon the sale or transfer of the Assets pursuant to this Agreement;

		(c)	the employee pension and welfare benefit obligations of the
Company referred to in Section 5;

		(d)	all vacation and accrued sickness and other benefits for all employees of the Software Division, Computer Training Center Division, and
Market Street Division who are employed by the Seller as part of the Software
Division, Computer Training Center Division, and Market Street Division on the
Closing Date (whether or not such employees are employed by Buyer immediately thereafter);

		(e)	all product liability claims for which Seller is liable under Section
8.3;

		(f)	any claims, demands, causes of action, judgments, and litigation made or brought after the Closing Date which relate to the actual or alleged use,generation, storage, disposal, burial, dumping, spilling, or release of wastes, chemicals, pollutants, contaminant hazardous or toxic substances by the Software Division, Computer Training Center Division, and/or Market
Street Division, whether before or after the Closing Date.

	"GAAP" shall have the meaning assigned to it in Section 4.5.

	"Intangible Rights" shall have the meaning assigned to it in Section 4.8.

	"Liabilities" means:

		(a)	all the obligations of the Software Division, Computer Training
Center Division, and Market Street Division under the agreements, options, contracts, distributor agreements, sales representative agreements, leases, instruments, purchase orders, sales orders, and commitments (including outstanding bids) of the Software Division, Computer Training Center
Division, and Market Street Division which are to be assigned to Buyer by the
Seller pursuant to this Agreement;

		(b)	any claims, demands, causes of action, judgments, and pending litigation related to or arising out of the Software Division, Computer
Training Center Division, and Market Street Division, including, but not limited to those listed in Schedule 4.10; and

		(c)	other current liabilities (i) of the Software Division, Computer
Training Center Division, and Market Street Division reflected in the Balance
Sheet to the extent not paid on the Closing Date and (ii) incurred by the
Seller in respect to the Software Division, Computer Training Center
Division, and Market Street Division in the ordinary course of the business after the date of the Balance Sheet and existing at the Closing Date.

	"Market Street Division" means the Market Street Division of ProtoSource Corporation.

	"Market Street Division Business" means the business conducted by the Market
Street Division of ProtoSource Corporation.

	"Promissory Note" means a note issued by the Buyer in favor of Seller in the amount of $770,850, with a ten year maturation date and 10% rate of interest payable in monthly installments.

	"Seller" has the meaning specified above.

	"Software Division" means the software division of ProtoSource Corporation.

	"Software Division Business" means the business conducted by the Software Division of ProtoSource Corporation.

	"Statement of Source and Use of Funds" means a comprehensive list of all of the Divestiture Division's expenses, losses, accrued liabilities and cash receipts from September 1, 1996, through the Closing.

	"Total Cash Investment" means the $500,000 that the Seller, pursuant to this
Divestiture Agreement, agrees to invest in the Buyer.

	Section 2. Divestiture Price; Closing; Transfer of Assets; Payment of Purchase
Price and Assumption of Liabilities; Consistent Treatment.

	2.1. Divestiture Price.  The Buyer will receive a total of $500,000 less the amount of cash used by the Seller in respect to the Software Division,
Computer Training Center Division, and Market Street Division in the ordinary course of the business after August 31, 1996, plus the assumption of the
Liabilities pursuant to Section 2.3.2, subject to adjustment as provided in
Section 12.

		2.1.1.  Seller will receive 25% equity ownership of Buyer as part of the
Divestiture Price.

	2.2. Closing Date.  The Closing hereunder shall take place at the office of
Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, East
Tower, Eighth Floor, Beverly Hills, CA 90212, at 10:00 a.m. Los Angeles time, on October __, 1996, or at such other place, time or date as the Seller and
Buyer may agree.

	2.3. Transactions at Closing. At the Closing, and on the basis of the representations, warranties, covenants and agreements made herein and in the exhibits hereto and in the certificates and other instruments delivered pursuant hereto, and subject to the terms and conditions hereof:

		2.3.1. Transfer of Assets.  The Seller shall transfer, convey, sell, assign and deliver to Buyer all of Seller's right, title and interest in the Assets, delivering to Buyer bills of sale, assignments and documents of conveyance
(including assignments of leases),each duly executed and acknowledged by the appropriate party, and such other good and sufficient instruments of transfer and conveyance as shall be effective to vest in Buyer all of Seller's right, title and interest in the Assets.  In addition, the Seller shall deliver the certificate required by Section 9.2.2 and the opinion required by Section 9.2.3.

		2.3.2.Payment of Divestiture Price and Assumption of Liabilities.  In
consideration for the transfer of the Assets Buyer shall deliver to the Seller that certain Promissory Note attached hereto as Exhibit C, and that certain
Assignment and Assumption Agreement attached hereto as Exhibit D, both executed concurrently herewith.The Assignment and Assumption Agreement, together with this Divestiture Agreement govern the Buyer's assumption of the Liabilities.
In addition, Buyer shall deliver the certificate required by Section 9.1.2 and the opinion required by Section 9.1.3.

	2.4.Consistent Treatment. The parties hereto agree to allocate the Divestiture Price (which for purposes of this Section 2.4 shall include the Liabilities assumed by Buyer) among the Assets and the covenant not to compete set forth in Section 10 in accordance with Schedule 2.4 and Section 1060 of the Code, (b) treat and report the transactions contemplated by this Agreement in all respects consistently (including valuation of the Assets) for purposes of any Federal, state, and local tax, and (c) not take any action inconsistent with such allocation.

	Section 3. Representations, Warranties, Certain Agreements and Covenants of
Buyer.  Buyer represents and warrants to, and agrees with the Seller as follows:

	3.1.Organization.  Buyer is, and at the Closing will be, a corporation duly organized and validly existing in good standing under the laws of the State of
California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

	3.2.Authority.  Buyer has full corporate power and authority to enter into and to perform this Agreement; the execution, delivery and performance of this
Agreement and of the instrument or instruments assuming the Liabilities have been duly authorized by Buyer. The signing, delivery and performance of this
Agreement by Buyer is not prohibited or limited by, and will not result in the breach of or a default under, any provision of the Articles of Incorporation or By-Laws of Buyer, or of any agreement or instrument binding on Buyer, or of any applicable order, writ, injunction or decree of any court or governmental instrumentality.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

	3.3. Consents. Except as set forth on Schedule 3.3, no notice to, filing with, authorization of, exemption by, or consent of, any person, entity or public or governmental authority is required for Buyer to consummate the transactions contemplated hereby.

	3.4.Litigation.  Except as set forth on Schedule 3.4, there is no litigation, proceeding or claim pending or threatened relating to the Buyer.

	Section 4. Representations, Warranties, Certain Agreements and Covenants of
the Seller.  The Seller represents and warrants to, and agrees with, Buyer as follows:

	4.1.Organization. The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of California. The
Seller has the full corporate power and authority to engage in the businesses in which it is now engaged, and to deliver and perform this Agreement and all writings relating hereto.

	4.2. Due Authorization. The execution, delivery and performance of this Agreement and all writings relating hereto by Seller have been duly and validly authorized by the Board of Directors of Seller and no authorization by its shareholders is required. This Agreement and all writings relating hereto to be signed by Seller constitute valid and binding obligations of Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement or any writing relating hereto nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof will: (i) conflict with or result in a breach of the Certificate of Incorporation or ByLaws of Seller;
(ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termi-nation, cancellation or acceleration under) any agreement or writing of any nature to which Seller is a party or by which it or its assets or properties may be bound. No consent or approval of or notification to any governmental authority is required in connection with the execution and delivery by Seller of this Agreement or any writing relating hereto or the consummation of the transactions contemplated hereby or thereby.

	4.3.Ownership.  Except as set forth on Schedule 4.3, the Seller has good and marketable title to all Assets and none of such Assets is held by the Seller under any lease or conditional sales contract, except those specifically listed herein, or is subject to any security agreement, lien (except for tax liens for taxes not yet due and payable), encumbrance, charge, equity or claim.

	4.4.Title.  Upon delivery to Buyer of the deeds, bills of sale and assignments referred to in Section 2.3.1, Buyer will receive good and marketable title to all of the Assets, free and clear of all liens (except for tax liens for taxes not yet due and payable),encumbrances, charges, equities and claims of every kind, except as set forth on Schedule 4.3 and subject to obtaining any consents of persons listed on Schedule 4.14.

	4.5.Balance Sheet.  The Balance Sheet fairly presents the financial position of the Software Division, Computer Training Center Division, and Market Street
Division at such date and the results of its operation for such year in accordance with generally accepted accounting principles ("GAAP")
consistently applied except as otherwise set forth on Exhibit A. Except as reflected on the Balance Sheet, the Software Division, Computer Training
Center Division, and Market Street Division has no contingent liabilities which would be required by GAAP to be reflected therein.  The Balance Sheet reflects the cancellation of all obligations and liabilities of the Software
Division, Computer Training Center Division, and Market Street Division to
the Seller or its affiliates so that such liabilities and obligations are, and on the Closing Balance Sheet will be, reflected as equity.

	4.6.Inventories. All inventories of Seller reflected on the Balance Sheet were in existence on August 31, 1996. The amounts thereof so shown reflect valuations not in excess of the values of such inventories computed in accordance with GAAP applied on a consistent basis.

	4.7. Certain Contracts.  Schedule 4.7 is a list of all agreements, options, contracts, leases, license agreements and instruments which are of material importance to the conduct of the Software Division, Computer Training Center
Division, and Market Street Division including, without limitation, (i) each sales order and purchase order for goods and services which involves more than
$5,000 and which will be performed and assumed by Buyer, (ii) each other written or oral agreement of the Seller related to the Software Division,
Computer Training Center Division, and Market Street Division to be assumed by Buyer and which extends beyond 30 days from the Closing Date or which involves payments by or to the Seller after the Closing Date of more than
$5,000, (iii) all agreements with distributors or sales representatives for the Software Division, Computer Training Center Division, and Market Street
Division, and (iv) letters of credit.  Schedule 4.7 also lists each outstanding proposal by the Software Division, Computer Training Center
Division, and Market Street Division that involves payments to the Software
Division, Computer Training Center Division, and Market Street Division in
excess of $5,000 and is subject to acceptance by third parties or could otherwise become a new sales contract. Schedule 4.7 will be updated at the
Closing to reflect all purchase orders, sales orders and other agreements entered into by the Software Division, Computer Training Center Division, and
Market Street Division after the date of this Agreement and prior to the
Closing Date which would otherwise be required to be listed on Schedule 4.7.
Copies of all written agreements and written summaries of all oral agreements described on Schedule 4.7 have been furnished to Buyer.

	4.8. Fixed Assets.  Schedule 4.8 is a list of the fixed assets of the Seller reflected on the Balance Sheet owned by the Seller and relating to the
Software Division, Computer Training Center Division, and Market Street
Division, showing costs accumulated book depreciation, if any, and net book value, as of the date of the Balance Sheet; and a list of all other tangible
Assets (other than inventory) reflected on the Balance Sheet at an amount exceeding $10,000.

	4.9. Intangible Rights. Schedule 4.9 is a list of all trademarks, trade names, service marks, know-how, patents and copyrights, patent applications and all licenses and other rights related thereto which are owned or used by the Seller in the Software Division, Computer Training Center Division, and Market Street Division with the exception of the names "ProtoSource" or

ProtoSource Corporation" (hereinafter referred to collectively as the "Intangible Rights"). All such licenses are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; there have not been and there currently are not any material defaults thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. The validity, continuation and effectiveness of all such licenses under the current material terms thereof will in no way be affected by the transfer of such licenses to Buyer under this Agreement or, if any would be affected, Seller shall use all necessary and reasonable means at its disposal to cause an appropriate consent to such transfer to be delivered to Buyer prior to the Closing Date at no cost or other adverse consequence to the Software Division, Computer Training Center Division, and Market Street Division. Seller owns all the trademarks, trade names, service marks, copyrights, knowhow, patents and applications for patents listed on Schedule 4.9 and, except as set forth thereon, pays no royalty under any of them and has the exclusive right to bring actions for the infringement thereof. No product made or sold by the Software Division, Computer Training Center Division, and Market Street Division violates any such license or infringes any trademark, trade name, service mark, copyright, know-how or patent of another. Except as listed on Schedule 4.9, there is no pending or, to the best of the knowledge of Seller, threatened claim or litigation against Seller contesting its right to use any of the trademarks, trade names and know-how or the validity of any of the licenses, copyrights and patents listed on such Schedule or asserting the misuse thereof.

	On the Closing Date all the Intangible Rights shall have been duly transferred to Buyer, so as to vest in Buyer all right, title and interest therein, and the Seller shall make, execute and deliver recordable assignments to effect and evidence such transfers as may be reasonably requested by Buyer. Prior to the Closing no party other than the Seller shall acquire any interest in any of the Intangible Rights.

	4.10. Litigation. Schedule 4.10 is a list and brief description of all material litigation, proceedings and claims by or against the Seller relating to the Software Division, Computer Training Center Division, and Market
Street Division pending or, to the knowledge of the Seller, threatened against the Seller relating to the Software Division, Computer Training Center Division, and Market Street Division.

	4.11.  Employees.  Schedule 4.11 is a list of all employee contracts, benefit plans, and arrangements (including all collective bargaining, employment, compensation, pension, retirement, separation, vacation, sickness, insurance, welfare, profit sharing and bonus plans and agreements) under which the Seller, with respect to any employee of the Seller employed in the Software Division,
Computer Training Center Division, and Market Street Division, has any
obligation, together with an itemization of all accrued vacation and sickness benefits owing to employees of the Seller employed in the Software Division,
Computer Training Center Division, and Market Street Division as of August
31, 1996.  The Seller has furnished to Buyer copies of instruments evidencing all such contracts, benefit plans and arrangements.  Schedule 4.11 includes a true and complete list of all employees of the Software Division, Computer
Training Center Division, and Market Street Division who are on an approved leave of absence.  The Software Division, Computer Training Center Division,
and Market Street Division has generally enjoyed a good employer/employee relationship with its employees.  Buyer will  assume the accrued vacation and sick pay.  With respect to the Software Division, Computer Training Center
Division, or Market Street Division, Seller is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and hours.  Except as listed on Schedule 4.11, there is no material unfair labor practice complaint against Seller relating to the Software Division, Computer Training
Center Division, or Market Street Division pending before the National Labor
Relations Board or strike, dispute, slowdown or stoppage pending or threatened against or involving the Software Division, Computer Training
Center Division, or Market Street Division, and none has occurred.  No representation question exists respecting the employees of the Software
Division, Computer Training Center Division, or Market Street Division and no
collective bargaining agreement is currently being negotiated by Seller relating to the Software Division, Computer Training Center Division, or
Market Street Division.  Except as listed on Schedule 4.11, no grievance procedure or arbitration proceeding is pending under any collective bargaining agreements.

	4.12.  Default.  Neither the Seller nor, to the knowledge of the Seller, any other party to any material contract, agreement, lease or instrument of the
Seller relating to the Software Division, Computer Training Center Division,
or Market Street Division including, without limiting the generality of the foregoing, relating to continuing warranty or service obligations, is in material default in complying with any material provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of the Seller or, to the knowledge of the Seller, on the part of any other party thereto.

	4.13. Material Adverse Change. Except as specifically disclosed and identified as such on the Exhibits and Schedules to this Agreement, there has not been since August 31, 1996 (i) any material adverse change in the business, condition (financial or otherwise), assets, liabilities or obligations of the Software Division, Computer Training Center Division, or the Market Street Division, or (ii) any damage, destruction or loss
(whether or not covered by insurance), materially and adversely affecting the business, assets or properties of the Software Division, Computer
Training Center Division, or Market Street Division. Since August 31, 1996, there have been no events, transactions or information which has come to the attention of Seller which could be reasonably expected to have a material adverse effect on the business and operations of the Software Division, Computer Training Center Division, or Market Street Division.

	4.14.  Consents.  Except as set forth on Schedule 4.14, no notice to, filing with, authorization of, exemption by, or consent of, any person, entity, or public or governmental authority is required for the Seller to consummate the transactions contemplated hereby. Schedule 4.14 will be updated at the
Closing to reflect any consents required for the assignment of any agreements entered into after the date of this Agreement.

	4.15.  Environmental.  Except as set forth on Schedule 4.15, to the knowledge of Seller, the real property included in the Assets and each portion thereof
(a) are not and have not been a site for the use, generation, manufacture, storage, disposal or transportation of a material amount of any hazardous wastes, carcinogenic, pathogenic or toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable Federal, state or local laws or regulations (collectively, "Hazardous Materials") about which a government agency would, under any and all Federal, state or local laws, ordinances, regulations, orders and directives pertaining to Hazardous
Materials (collectively, "Hazardous Materials Laws"), require corrective action; and (b) are presently and at the Closing will be in material compliance with all Hazardous Materials Laws.  There are no
asbestos-containing materials incorporated into the buildings or interior improvements that are part of that real property or into other of the Assets, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.
Disclosure of any matter on Schedule 4.15 shall not constitute any admission by the Seller that such matter is or was material or a violation of any
Hazardous Materials Laws.

	4.16. Real Property. Schedule 4.16 is a complete and accurate legal description of each parcel of real property owned by or leased by Seller in connection with the operation of the Software Division, Computer Training Center Division, and Market Street Division, together with a true and correct survey of each parcel. Schedule 4.16 contains a description of all buildings, fixtures and other improvements located on the properties and list of the policies of title insurance issued to Seller for these properties. Except as set forth on Schedule 4.16, to the knowledge of Seller, (a) all real property included in the Assets has unqualified access to all utilities, including electricity, sanitary and storm sewers, potable water, and natural gas, used in the operation of the Software Division, Computer Training Center Division, and Market Street Division; (b) all leases for real property included in the Assets, including, without limitation, those listed on Exhibit A, are in full force and effect; (c) all of the buildings, improvements and fixtures located on the real property included in the Assets (whether owned or leased) are in all material respects in good condition and repair (normal wear and tear excepted); (d) the zoning of each parcel of property described on Schedule 4.16 permits the presently existing improvements and the continuation of the business presently being conducted on such parcel and Seller has not commenced, nor has it received notice of, any proceeding that would affect the present zoning classification of any such parcel; and (e) except as set forth on Schedule 4.16, Seller has not received any notice of any violation of any law, ordinance, rule, statute, order, writ, injunction, decree or regulation, or the existence of any condemnation or eminent domain proceeding with respect to any real property included in the Assets.

	4.17.  Tax Matters.  All federal, state, local and foreign tax returns and tax reports, if any, required to be filed with respect to the Software Division,
Computer Training Center Division, and Market Street Division and the
properties of the Software Division, Computer Training Center Division, and
Market Street Division have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing are true, correct and complete.

	4.18.  Insurance.  Seller maintains in effect insurance covering the Assets and the Software Division, Computer Training Center Division, and Market
Street Division and any liabilities relating thereto in an amount believed adequate by Seller, and such insurance coverage shall be maintained by Seller through the Closing Date.  Between now and the Closing Date, Seller shall furnish to Buyer and its agents such information as Buyer shall reasonably request regarding the Software Division, Computer Training Center Division,
and Market Street Division's insurance.  Seller shall use its best efforts to assist Buyer to transfer such insurance to Buyer, if possible, and if desired by Buyer.  Schedule 4.18 is a summary of information pertaining to material property damage and personal injury claims against the Software Division,
Computer Training Center Division, and Market Street Division during the past five years.

	4.19. Compliance; Governmental Authorizations; OSHA.  Except as set forth on
Schedule 4.19, Seller is in compliance with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to the Software
Division, Computer Training Center Division, and Market Street Division or
properties of the Software Division, Computer Training Center Division, and
Market Street Division, including, for example, matters relating to the environment, anti-competitive practices, false advertising, discrimination, employment, health and safety.  Seller has all federal, state, local and foreign governmental licenses and permits necessary in the conduct of the
Software Division, Computer Training Center Division, and Market Street
Division, and such licenses and permits are in full force and effect, and no violations are or have been recorded in respect of any thereof, and no proceeding is pending or threatened to revoke or limit any thereof. Schedule
4.19 contains a list of: (1) all such governmental licenses and permits and
(2) all consents, orders, decrees and other compliance agreements relating to the Software Division, Computer Training Center Division, and Market
Street Division under which Seller is operating or bound, copies of all of which have been furnished to Buyer.  Seller has furnished to Buyer copies of all reports of inspections of the Software Division, Computer Training Center
Division, and Market Street Division's business and properties from January
1, 1995 through the date hereof under OSHA and under all other applicable federal, state and local health and safety laws and regulations.

	The deficiencies, if any, noted on such reports or any deficiencies noted by inspection through the Closing Date shall be corrected by the Closing Date.
Seller does not know or have reason to know of any other safety, health, environmental, anticompetitive or discrimination problems relating to the business, assets or employment practices of the Software Division, Computer
Training Center Division, and Market Street Division.

	4.20.  Accounts and Notes Receivable.  Schedule 4.20 is an aged list of unpaid accounts and notes receivable relating to the Software Division, Computer
Training Center Division, and Market Street Division from third parties
("Accounts Receivable Schedule") as of August 31, 1996.  Seller shall furnish to Buyer prior to the Closing Date such updated Accounts Receivable Schedule and other information pertaining to the Software Division, Computer Training
Center Division, and Market Street Division's receivables as Buyer shall reasonably request on reasonable advance notice.  All of the accounts and notes receivable reflected on the Balance Sheet (other than the intercompany and intracompany accounts receivable) and the accounts and notes receivable which will be reflected on the Closing Balance Sheet and listed on each
Accounts Receivable Schedule constituted, and will constitute, only valid claims against third parties not affiliated with Seller arising in the ordinary course of the business of the Software Division, Computer Training
Center Division, and Market Street Division.

	4.21.  Customers and Suppliers.  Upon prior written consent as provided for in
Section 14.12 herein, Buyer may obtain access to client files of the
Divestiture Divisions for a period of one year following the Closing Date.

	4.22. Miscellaneous Assets. The assets shown on the Balance Sheet do not include, and the assets as shown on the Closing Balance Sheet will not include: (i) any contracts for future services or prepaid items or deferred charges, the full value or benefit of which will not be usable by or transferable to the Buyer; or (ii) any goodwill or organization expense.

	4.23. Disclosures. All copies of all writings furnished to the Buyer hereunder or in connection with the transactions contemplated hereby are true and complete. All Schedules to this Agreement are true and complete.

	Section 5. Employee Pension and Other Benefit Plans and Programs.  As of the
Closing Date, the Software Division, Computer Training Center Division, and
Market Street Division shall cease to be a participating employer under all employee benefit plans and programs of the Seller and the Seller shall take all such action as may be necessary to effect such cessation of participation.  As of the Closing Date, Seller shall assume or retain all liabilities with respect to all benefits accrued by employees of the Software
Division, Computer Training Center Division, and Market Street Division under any employee benefit plan or program applicable to such employees.

	Section 6. Pre-Closing Covenants of Buyer.

	6.1. Corporate and Other Action. Buyer shall take all necessary action required to fulfill its obligations under this Agreement and the transactions contemplated hereby.

	6.2.  Consents and Approvals.  Buyer shall use its best efforts to obtain all necessary consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby.  Buyer shall make all filings, applications, statements and reports to all Federal or state government agencies or entities which are required to be made prior to the
Closing Date by or on behalf of Buyer pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby.

	6.3. Confidentiality. Except as required by applicable law, all information related to the Software Division, Computer Training Center Division, and Market Street Division supplied to Buyer by the Seller shall be maintained in strict confidence by Buyer.

	6.4. Impact on the Equity of the Seller. Buyer shall take all necessary action required to insure that the Divestiture will not have any negative impact on the equity of ProtoSource.

		6.4.1.  Value of Divested Assets.  The total value of the Assets acquired by Buyer shall not exceed the amount of the Promissory Note and the assumed
Liabilities.

	Section 7. Pre-Closing Covenants of the Seller.

	7.1.Corporate and Other Actions.  The Seller shall take all necessary action required to fulfill its obligations under this Agreement and the transactions contemplated hereby.

	7.2.Consents and Approvals.  The Seller shall use its best efforts to obtain all necessary consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby.  The Seller shall make all filings, applications, statements and reports to all Federal or state government agencies or entities which are required to be made prior to the Closing Date by or on behalf of the Seller pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby.

	7.3.Access to Information.  The Seller will permit representatives of Buyer, from and after the date hereof up to the Closing Date, to have full access at all reasonable times to the books, accounts, records, properties, operations and facilities of every kind pertaining to the Software Division,
Computer Training Center Division, and Market Street Division, and will furnish Buyer with such financial and operating data concerning the Software
Division, Computer Training Center Division, and Market Street Division as
Buyer shall from time to time reasonably request.

	7.4. Ordinary Course of Business.  Except as shown on Schedule 7.4, subsequent to the date hereof and prior to the Closing Date, the Seller will, to the extent it is within the Seller's control, continue to conduct the Software
Division, Computer Training Center Division, and Market Street Division and
maintain the Assets in substantially the same manner as heretofore and engage only in business in the usual and normal course consistent with past practice.

	Section 8. Prorated Taxes, Brokerage Fees, Product Liability Claims, Expenses and Sales Taxes and Other Taxes.

	8.1.  Proration of Taxes.  All real estate, personal property and ad valorem taxes relating to the Assets which shall have accrued and become payable prior to the Closing Date shall be paid by the Seller.  All such taxes which shall be accrued but unpaid or which have been paid in advance shall be properly reflected on the Closing Balance Sheet.  In connection with such proration of taxes, in the event that actual tax figures are not available at the Closing Date, the taxes reflected on the Closing Balance Sheet shall be based upon the actual taxes for the preceding year for which actual tax amounts are available and such taxes shall be reprobated upon request of either party made within sixty days of the date that the actual amounts become available, provided that the actual amount is at least 5% more or 5%
less than the amount on which the original proration was based.

     8.2. Brokerage Fees. The Seller and Buyer each represent, covenant, warrant and agree with the other that it has not engaged any broker or any other person who would be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

	8.3. Product Liability. The Seller agrees with Buyer that the Seller is solely responsible for any and all claims for injury (including death) or claims for damage (other than warranty claims which Buyer has assumed pursuant to Section 2.3.2), direct or consequential, resulting from or connected with finished products or services manufactured or sold by it prior to the Closing Date, provided such claims are not fully covered by the product liability insurance policies, if any, assigned to Buyer by the Seller under this Agreement, and Buyer shall have no liability for such claims. Buyer agrees with the Seller that Buyer is solely responsible for any and all claims for injury (including death) or claims for damage including warranty claims, direct or consequential, resulting from or connected with finished products or services of the Seller, or connected with products or services of the Software Division, Computer Training Center Division, and Market Street Division, provided such claims are made on or after the Closing Date and relate to finished products or service manufactured or sold after the Closing Date.

	8.4.  Expenses.  Each party shall bear its own expenses with respect to this transaction.  Any sales, transfer, use or other tax (other than income tax)
or recording cost incurred upon the sale or transfer of the Assets shall be the liability of Seller.

	8.5. Sales and Other Taxes. Seller shall pay all sales and use taxes arising out of the transfer of the Assets. Buyer shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.

	Section 9. Conditions.

	9.1. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to Closing of the following conditions (any one or more of which may be waived in whole or in part by the Seller):

		9.1.1.  Performance of Agreements and Covenants.  All agreements and conditions to be performed and satisfied by Buyer hereunder on or prior to the Closing Date shall have been duly performed and satisfied in all material respects.

		9.1.2.  Truth of Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, and there shall be delivered to the Seller on the Closing Date a certificate, in form and substance reasonably satisfactory to the Seller and its counsel duly signed by the President or Vice President of Buyer to that effect.

		9.1.3.  Opinions of Counsel.  The Seller shall have received from counsel to Buyer, an opinion dated the Closing Date and in form and substance satisfactory to the Seller to the effect that:

			(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

			(b) Buyer has full corporate power and authority to execute, deliver and perform this Agreement;

			(c) this Agreement and the instrument or instruments of assumption provided for in Section 2.3.2 hereof, have been duly authorized, executed and delivered by Buyer and constitute valid and legally binding obligations of Buyer enforceable in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; and

			(d) neither the execution and delivery nor the performance by
Buyer of this Agreement or such instrument or instruments will violate the
Articles of Incorporation or By-Laws of Buyer of any material indenture, loan agreement, contract or instrument known to such counsel and to which it is a party or by which it is bound.

		9.1.4.  Payment of Purchase Price and Assumption of Liabilities.  Buyer
shall have paid the Purchase Price and assumed the Liabilities as provided in Section 2.3.

		9.1.5. No Actions or Proceedings. No action or proceeding by any governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of the Seller make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

		9.1.6.  Proceedings Satisfactory to the Seller.  All proceedings to be taken by Buyer in connection with the consummation of the Closing on the Closing
Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by the Seller will be reasonably satisfactory in form and substance to the Seller.

	9.2. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions
(any one or more of which may be waived in whole or in part by Buyer):

		9.2.1.  Performance of Agreements and Covenants.  All agreements and conditions to be performed and satisfied by the Seller hereunder on or prior to the Closing Date shall have been duly performed and satisfied in all material respects.

		9.2.2.  Truth of Representations and Warranties The representations and warranties of the Seller contained in this Agreement, as updated by Schedules delivered pursuant to Section 9.2.4, shall be true in all material respects on and as of the Closing Date with the same effect as though made in and as of the Closing Date and there shall be delivered by the Seller on the Closing
Date a certificate, in form and substance reasonably
satisfactory to Buyer and its counsel, duly signed by an officer of the
Seller to that effect.

		9.2.3.  Updated Schedules.  The Seller shall have delivered new Schedules to reflect changes in Schedules hereto from the date of this Agreement to the Closing Date.

		9.2.4. No Actions or Proceedings. No action or proceeding by any governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of Buyer make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

		9.2.5.  Consents Obtained.  All consents by third parties that are required for the transfer of the Assets to Buyer or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement material to the Software Division, Computer Training Center
Division, and Market Street Division to which the Seller is a party or to which any material portion of property of the Software Division, Computer
Training Center Division, and Market Street Division is subject, will have been obtained, and releases of all security interests held by third parties on the Assets will have been obtained.

		9.2.6.  Deliveries by the Seller at Closing.  On the Closing Date, the Seller
will have delivered to Buyer all of the following:

			(a) Copies of all necessary third party and governmental consents that Buyer is required to obtain in order to effect the transactions contemplated by this Agreement;

			(b)  Such instruments of sale, transfer, assignment, conveyance and delivery, in form and substance reasonably satisfactory to counsel for
Buyer, as are required in order to transfer to Buyer good and marketable title to the Assets;

			(c)  Such other documents or instruments as Buyer reasonably requests which are reasonably necessary to effect the transactions contemplated hereby.

		9.2.7.  Proceedings Satisfactory to Buyer.  All proceedings to be taken by the Seller in connection with the consummation of the Closing on the Closing
Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by Buyer will be reasonably satisfactory in form and substance to Buyer.

	Section 10. Non-Competition. The Seller, in order to induce Buyer to enter into this Agreement, expressly covenants and agrees that for a period of five years from and after the Closing Date, neither the Seller nor any of its subsidiaries will directly or indirectly, own, manage, operate, join, control, or participate in or be connected with any business, individual, partnership, firm or corporation, which is at the time engaged, wholly or partly, in any of the businesses engaged in by the Software Division, Computer Training Center Division, and Market Street Division on the
Closing Date.

	The Seller may own an aggregate of not more than five percent of the outstanding stock of any class of any corporation engaged in any such business, if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of this Section 10, provided that the Seller does not have the power to control or direct the management or affairs of such corporation and is not otherwise associated with it. The Seller expressly covenants and agrees that the remedy at law for any breach of this Section 10 will be inadequate and that, in addition to any other remedies Buyer may have, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. To the extent that any part of this provision may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events. The Seller and Buyer agree that the total consideration for the covenant contained in this Section 10 is $50,000.

	Section 11.  Post Closing Covenants of Buyer.

	11.1. Liabilities. Buyer agrees to keep a list describing in detail the Liabilities paid by Buyer and to retain all documentation supporting actual payment of each Liability. Buyer will submit such list and such documentation to the Seller within thirty days after the end of each calendar month until all such Liabilities have been paid, satisfied or discharged by Buyer.

	11.2. Availability of Records. After the Closing, Buyer shall make available to the Seller as reasonably requested by either the Seller or any taxing authority all information, records or documents relating to the Assets, the personnel records referred to in Section 5.4 or the Software Division, Computer Training Center Division, and Market Street Division for all periods prior to Closing and shall preserve all such information, records and documents until the later of six years after the Closing or the expiration of all statutes of limitations or extensions thereof applicable to the Seller. Buyer shall also make available to the Seller, as reasonably requested by the Seller, personnel responsible for preparing or maintaining information, records and documents, both in connection with tax matters as well as litigation. Prior to destroying any records related to the Software Division, Computer Training Center Division, and Market
Street Division prior to the Closing Date, Buyer shall notify the Seller of its intent to destroy such records, and Buyer will permit the Seller to retain any such records. With respect to any claims which are the Seller's responsibility under Section 8.3, Buyer shall render all reasonable assistance which the Seller may request in defending such claim and shall make available to the Seller technical personnel most knowledgeable about the product in question.

	11.3. Use of Trade or Service Marks.  Buyer shall not use or permit its
distributors to use the name "ProtoSource."   Any other corporate trade or
service marks owned or used by the Seller or any of its subsidiaries may not be used by the Buyer unless (i) such marks or names are included in the Assets, (ii) such use is permitted in writing by the Seller or (iii) such marks or names are located on the Assets, in which case Buyer may use, and permit its distributors to use, such marks or names for a period of six months following the Closing Date.

	Section 12.  Statement of Source and Use of Funds.

	12.1.Statement of Source and Use of Funds.  On the Closing Date, Seller will present to Buyer a Statement of Source and Use of Funds of the Software
Division, Computer Training Center Division, and Market Street Division as
of the Closing Date (the "Statement of Source and Use of Funds").  The
Statement of Source and Use of Funds shall be prepared by Seller with the assistance of Buyer if necessary, from the Seller's books and records of the Software Division, Computer Training Center Division, and Market Street
Division.  The Statement of Source and Use of Funds shall be prepared on a basis consistent with those practices applied in preparation of the
Cash Flow Statement.  All normal year-end closing adjustments, including accruals of expenses through the Closing Date, will be made in the Statement of Source and Use of Funds as if the Closing Date were at fiscal year end.

	12.2. Resolution. In the event the Buyer in good faith disputes any amounts in the Statement of Source and Use of Funds, determined as provided in Section 12.1 above, the party disputing such amount shall give written notice thereof to the other party within 30 days of the date Buyer had proposed adjustments as provided in Section 12.1. The parties shall then attempt to resolve such dispute amicably within 30 days after the date of such notice, or within any extension of such period agreed to in writing by the Seller and Buyer. If the matter is not resolved, then as their exclusive method of resolving the dispute, the Seller and Buyer shall select within 14 days after said 30-day period a nationally recognized independent public accounting firm other than the Seller's independent public accountants, to resolve such dispute or, if the Seller and Buyer are unable to agree upon such accounting firm within said 14-day period, then shall thereupon be deemed selected by both parties such accounting firm as designated by the Seller, which shall render their determination within 30 days of receiving the work papers and preliminary opinion other than the Seller's independent public accountants and any written challenges thereto by Buyer or the Seller. The fees and charges of any such accounting firm so selected shall be born equally by the Buyer and Seller. Such accounting firm's decision as to the Statement of Source and Use of Funds shall be final and binding on both parties.

	12.3. Settlement of Accounts. The net change in cash position of the Software Division, Computer Training Center Division, and Market Street Division as shown on the Statement of Source and Use of Funds will be adjusted against the Total Cash Investment (attached hereto as Exhibit B).
The Seller shall pay Buyer the adjusted amount.

	Section 13.  Indemnification, Survival and Termination.

	13.1. Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Buyer and its affiliates at all times, and against and in respect of all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which arise out of or are based on any breach of the representations, warranties, covenants and agreements of Seller set forth in this Agreement, the operation of the business of the Software Division, Computer Training Center Division, and Market Street Division prior to the Closing Date or the noncompliance with any applicable bulk sales or similar laws, insofar as such losses, liabilities, costs and expenses (including reasonable attorney's fees) exceed in the aggregate $50,000.

	Buyer shall promptly notify the Seller in writing of all matters which may give rise to the right to indemnification hereunder, but the failure to notify Seller shall not relieve Buyer from any liability it may have to Seller to the extent Seller is not prejudiced as a result of such failure.
The Seller shall have the right, with the consent of Buyer which shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend (without the consent of Buyer) through counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith, provided, however, that Buyer shall have the right to have its counsel participate fully in such defense at its own expense.
Buyer and the Seller shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties, Buyer and the Seller shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification by a third party.

	13.2. Indemnification by Buyer. The Buyer agrees to indemnify and hold harmless the Seller and its affiliates at all times, and against and in respect of all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which arise out of or are based on any breach of the representations, warranties, covenants and agreements of Buyer set forth in this Agreement or the operation of the business of the Software Division, Computer Training Center Division, and Market Street Division after the
Closing Date insofar as such losses, liabilities, costs and expenses
(including reasonable attorney's fees) exceed in the aggregate $10,000.

	Seller shall promptly notify the Buyer in writing of all matters which may give rise to the right to indemnification hereunder, but the failure to notify Buyer shall not relieve Seller from any liability it may have to Buyer to the extent Buyer is not prejudiced as a result of such failure.
The Buyer shall have the right, with the consent of Seller which shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend (without the consent of Seller) through counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith, provided, however, that Seller shall have the right to have its counsel participate fully in such defense at its own expense.
Buyer and the Seller shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties, and Buyer and the Seller shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification by a third party.

	13.3. Survival. The representations and warranties contained in this Agreement shall survive the Closing for a period of five years at which the time they shall expire. No claim may be made based upon an alleged breach of any of such representations or warranties whether for indemnification in respect thereof or otherwise, unless written notice of such claim, in reasonable detail, is given to Buyer, or to the Seller, as the case may be, within said five year period.

	13.4.  Termination.  This Agreement may be terminated any time prior to the
Closing Date:

		13.4.1.  With the mutual consent of Buyer and the Seller; or

		13.4.2.  By the Seller, if by the Closing Date any of the conditions provided in Section 9.1 shall not have been satisfied, complied with or performed in any material respect, and the Seller shall not have waived such failure of satisfaction, non-compliance or nonperformance; or

		13.4.3.  By Buyer, if by the Closing Date any of the conditions provided in
Section 9.2 shall not have been satisfied, complied with or performed in any material respect, and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance.

	In the event of any termination pursuant to this Section 13.4 (other than pursuant to Section 13.4.1), written notice setting forth the reasons thereof shall forthwith be given the terminating party to the other. This Agreement shall terminate automatically if the Closing Date shall not have occurred on or before December 31, 1996, or such later date as shall have been agreed to by the parties hereto.

	If this Agreement shall be terminated as herein set forth, Buyer agrees that it will remain obligated under, and will comply with, the provisions of
Section 6.3.

	Section 14.  Miscellaneous.

	14.1. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
If however, an assignment shall be made on or prior to the Closing Date, Buyer shall remain responsible for its obligations under this Agreement.

	14.2. No Press Release Without Consent. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers or suppliers of the Software Division, Computer
Training Center Division, and Market Street Division will be issued without the joint approval of the Seller and Buyer, except any public disclosure which the Seller or Buyer in its good faith judgment believes is required by law or, in the case of the Seller, by any stock exchange on which its securities are listed (in which case the party making the disclosure will consult with the other party prior to making such disclosure). Buyer and the Seller will cooperate to prepare a joint press release to be issued on the Closing Date or upon the request of the Seller, at the time of the signing of this Agreement.

	14.3.  Severability.  Each of the provisions contained in this Agreement shall be severable and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

	14.4.  Entire Agreement.  This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the parties hereto. This Agreement contains the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

	14.5.  No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and their respective affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

	14.6. Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

	14.7. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California without regard to the conflicts of laws provisions thereof.

	14.8. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

	14.9. Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

	14.10. Choice of Forum.  Buyer and the Seller agree that any suit or action or proceeding brought by either party against the other party to this
Agreement in connection with or arising out of this Agreement shall be brought solely before Courts of the Central District of California or, if such court lacks jurisdiction, in the Superior Court for the State of California for the County of Fresno.

	14.11. Further Documents. Buyer and the Seller will, at the request of another party, execute and deliver to such other party all such further instruments, assignments, assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement.

	14.12.Notices.  All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (x) on delivery if given in person,
(y) on the date of transmission if sent by telex, facsimile or other means of wire transmission, or (z) four business days after being deposited in the United States mails, with proper postage, for first-class registered or certified mail, prepaid.


	Notices shall be addressed as follows:

	If to Buyer, to:
	SSC Technologies, Inc.
	2580 W. Shaw Lane, #102
	Fresno, California 93711
	Attn:  Charles Howard


	If to the Seller, to:

	ProtoSource Corporation
	2580 West Shaw Lane, Suite 102
	Fresno, California 93711-2765
	Attn: Andy Chu

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers as of the date first above written.

					PROTOSOURCE CORPORATION


					By:________________________________
					   Andy Chu
					   Chief Financial Officer



					SSC TECHNOLOGIES, INC.


					By:________________________________
					   Charles Howard
					   President